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                                                                   EXHIBIT 10.28

                                LAW OFFICES OF

                          DICKIE, McCAMEY & CHILCOTE
                          A PROFESSIONAL CORPORATION

                           TWO PPG PLACE, SUITE 400
                           PITTSBURGH, PENNSYLVANIA
                                  15222-5402

                  TEL. 412/281-7272       FAX. 412/392-5367


CLAYTON A. SWEENEY                                               DIRECT DIAL
 ATTORNEY-AT-LAW                                                412/392-5368
                                                                   E-MAIL
                                                             SWEENEC@OMCLAW.COM

                                June 11, 1997


Via Fax/Mail 741-1323
---------------------
Mr. Donald P. Traviss
2 Beaver Street
Sewickley, PA 15143

Dear Don:

      This letter will confirm the understanding which Bob Wagner and I, acting on behalf of the Board of Directors, reached with you on June 10, 1997.

      In lieu of all salary, vacation pay, pension payments or other benefits the company will pay you 23 months of your current monthly salary ($33,541.67) for a total of $771,458.41.

      The company will purchase your options totaling 45,000 for the net amount of the difference between the current fair market value ($14.00) and the exercise price ($10.56) for a total of $154,800.00.

      The company will repurchase the shares of stock you own in the company totaling 20,300 shares at the fair market value ($14.00) for a total of $284,620.

      The total amount of all of the above payments is $1,210,878.41. From that amount will be deducted the outstanding loan balance of $4,023.88 leaving a total net amount of $1,206,854.53.

      In addition, the company will provide you with premium out placement services. The provider of such services is to be chosen by you.

      It is our understanding that you will be in touch with me after consulting with your financial advisors to provide the company with directions concerning the method and timing of payments to you. I am forwarding a copy of this letter to you at your home fax number 741-1323 and will be mailing an original and a copy with a self addressed stamped envelope. Once you have reviewed this, I would appreciate your signing the second copy and returning it to me in the envelope provided for our records.


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Mr. Donald P. Traviss
June 11, 1997
Page 2

      If you have any questions, please don't hesitate to call.

                                         Sincerely,


                                     /s/ CLAYTON A. SWEENEY
                                         -------------------------------------
                                         Clayton A. Sweeney


/lp
Enclosure
cc:    Mr. Robert K. Wagner
       Mr. Joseph Boan






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Donald P. Traviss